UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 28, 2006
AutoNation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 SE 6th Street, Ft. Lauderdale, Florida	33301

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 769-6000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     In connection with its filing today of a Registration Statement on Form S-4 relating to an exchange offer for its $600 million aggregate principal amount of senior unsecured notes, AutoNation, Inc. (“AutoNation”) is filing this Current Report on Form 8-K to update its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”).
     During the six months ended June 30, 2006, we approved the disposal of ten automotive retail franchises, either through sale or termination. In accordance with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, as described below, these franchises were removed from continuing operations and were treated as discontinued operations for financial statement reporting purposes (“Discontinued Operations”) in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006. This update, which is required by applicable accounting rules because the Form S-4 incorporates information set forth in the 2005 10-K, reflects the reclassification of these automotive retail franchises from continuing operations to discontinued operations in our 2005 Form 10-K. The impact of the reclassification to total revenue was a decrease of $281.2 million, $360.4 million and $387.9 million for the years ended December 31, 2005, 2004 and 2003, respectively. The impact of the reclassification to net income from continuing operations was an increase/(decrease) of $2.7 million, $(.3) million and $(2.5) million for the years ended December 31, 2005, 2004 and 2003, respectively. The increase/(decrease) by balance sheet account was as follows:

	December 31,	December 31,
	2005	2004
Inventory	$(56.1)	$(67.7)
Other current assets	$99.7	$111.3
Property and equipment, net	$(32.7)	$(32.8)
Intangible assets, net	$(10.4)	$(10.4)
Other non-current assets	$(.5)	$(.4)

Vehicle floorplan payable-trade	$(52.0)	$(65.5)
Vehicle floorplan payable-non-trade	$(1.1)	$(1.0)
Other current liabilities	$53.1	$66.5
     The information contained in this Current Report is being provided to the Securities and Exchange Commission (the “Commission”) under Items 2.02 and 9.01 of Form 8-K. Additionally, we are hereby incorporating this Current Report by reference into our existing and future prospectuses, registration statements and other filings with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended.
     As previously disclosed, in April 2006 AutoNation issued $600.0 million aggregate principal amount of senior unsecured notes. The senior unsecured notes were offered solely by means of a confidential offering memorandum in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S under the Securities Act. On August 28, 2006, AutoNation intends to file a Registration Statement on Form S-4 with the Commission for the registration of its senior unsecured exchange notes, which would be offered in exchange for the previously issued senior unsecured notes. Under applicable rules, the Form S-4 incorporates by reference AutoNation’s latest Annual Report on Form 10-K (i.e., the 2005 10-K). As a result of the Discontinued Operations and in accordance with applicable rules, it is necessary to update certain information in the 2005 10-K to reflect the Discontinued Operations. Accordingly, this Current Report on Form 8-K updates certain financial information presented in Items 6, 7 and 8 of the 2005 Form 10-K to reflect the reclassifications of the franchises to discontinued operations from continuing operations, as discussed above, for each year in the five years ended December 31, 2005.
     These reclassifications had no impact on our:

•	net income;

•	net income per share;

•	shareholders’ equity; or

•	liquidity and capital resources.
     The updated financial information related to the Discontinued Operations is set forth in Exhibit 99.1 to this Current Report. Except with respect to the updated financial information related to the Discontinued Operations, this Current Report on Form 8-K does not update the information set forth in the 2005 10-K in any manner. Accordingly, for a discussion of events that occurred subsequent to the filing of the 2005 10-K on March 3, 2006, reference should be made to AutoNation’s filings with the Commission subsequent to March 3, 2006.
     Unless otherwise noted, the information in this Current Report and the exhibits filed herewith are as of the date of this Current Report.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Reclassified financial information as of and for each year in the five years ended December 31, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoNation, Inc.
August 28, 2006	By:	/s/ J. Alexander McAllister
		Name:	J. Alexander McAllister
		Title:	Vice President -- Corporate Controller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Reclassified financial information for each year in the five years ended December 31, 2005

5